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                                                                    EXHIBIT 10.2




                          THE WASHINGTON POST COMPANY

                     LONG-TERM INCENTIVE COMPENSATION PLAN

                              Amended and Restated

                            Effective June 30, 1995



1.  Purposes

                 The purposes of this Long-Term Incentive Compensation Plan (hereinafter called the Plan) of The Washington Post Company, a Delaware corporation (hereinafter called the Company), are (a) to provide greater incentives to key employees to increase the profitability of the Company and its subsidiaries and (b) to strengthen the ability of the Company and its subsidiaries to attract, motivate and retain persons of merit and competence upon which, in large measure, continued growth and profitability depend.

2.  Administration of the Plan

                 The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter called the Committee) as constituted from time to time by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan. The Committee shall have full power and authority to make all decisions and determinations with respect to the Plan, including without limitation the power and authority to interpret and adminis-
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ter the Plan, adopt rules and regulations and establish terms and conditions, not contrary to the provisions of the Plan, for the administration of its business and the implementation of the Plan.

3.  Participation

                 (a) Participation in the Plan shall be extended to senior executives, key managers and key personnel of the Company and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the management of the operations of the Company and its subsidiaries or who are otherwise in a position to make substantial contributions to the management, growth and success of the business of the Company.

                 (b) Directors as such shall not participate in the Plan, but the fact that an employee is also a Director of the Company or a subsidiary shall not prevent his participation.

                 (c) As used in the Plan, the term "Company" shall mean The Washington Post Company and any subsidiary thereof.

                 (d) The Plan shall not be deemed to preclude the making of any award pursuant to any other compensation, incentive, bonus or stock option plan which may be in effect from time to time.
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4.  Duration of Plan; Award Cycles; Awards

                 (a) The Plan shall remain in effect until terminated by the Board of Directors; provided, however, that the termination of the Plan shall not affect the delivery or payment of any award made prior to the termination of the Plan.

                 (b) During the term of the Plan the Committee shall from time to time establish Award Cycles, each of which shall commence on the first day of a fiscal year of the Company and shall consist of not less than three nor more than four fiscal years of the Company. At least two such fiscal years shall elapse between the beginning of consecutive Award Cycles, except that Award Cycles may begin on the first days of the Company's fiscal years 1982 and 1983.

                 (c)  For each Award Cycle the Committee shall

                 (i) designate the participants who are to receive awards of Restricted Stock for such Award Cycle and, subject to paragraph 5(a), the number of shares of Restricted Stock awarded to each such participant,

                 (ii) designate, subject to paragraph 6(a), the participants who are to receive awards of Performance Units for such Award Cycle and the number of Performance Units awarded to each such participant, and

                 (iii) establish, subject to paragraph 6(b), the method for determining at the end of such Award
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         Cycle the value of a Performance Unit awarded at the beginning of such
         Award Cycle.

5.  Restricted Stock

                 (a) To each participant designated to receive an award of Restricted Stock for an Award Cycle there shall be issued (subject to subparagraph (b) below) a stock certificate, registered in the name of such participant, representing such number of restricted shares of Class B Common Stock of the Company (hereinafter called Common Stock) as the Committee shall determine (hereinafter called Restricted Stock); provided, however, that such number of shares shall not exceed the lesser of (A) the number (rounded to the nearest whole share) determined by dividing (i) 25% of the mid-point of such participant's salary grade at the beginning of such Award Cycle by (ii) the market value of the Common Stock or (B) 10,000. For purposes of the preceding clause (ii), the "market value" of Common Stock to be awarded as Restricted Stock shall mean the closing price of the Common Stock on the principal securities exchange on which the Common Stock is traded on the last trading day preceding the date on which the Committee makes such award.

                 (b) Within 20 days after the effective date of a Restricted Stock award, each recipient of such an award shall deliver to the Company (i) an executed copy of a Restricted Stock Agreement containing the terms and provisions set forth in subparagraph (c) below and (ii) a stock power exe-
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cuted in blank.  Upon receipt of such agreement and stock power executed by the participant, the Company shall cause the stock certificate referred to in subparagraph (a) to be issued in the name of the participant and delivered to the Secretary of the Company in custody for such participant. The failure of a participant to return such agreement and stock power within such 20-day period without cause shall result in cancellation of the Restricted Stock Award to such participant, and no stock certificate therefor shall be issued in his name.

                 (c) Each Restricted Stock Agreement accompanying an award of Restricted Stock made for an Award Cycle shall contain the following provisions, together with such other provisions as the Committee shall determine:

                 (i) Except as hereinafter provided, none of the shares of Restricted Stock subject thereto may be sold, transferred, assigned, pledged or otherwise disposed of before the day following the end of such Award Cycle (hereinafter called the Vesting Date).

                 (ii) If the participant is continuously employed by the Company until the end of the Award Cycle, the restriction set forth in subparagraph (c)(i) above shall terminate on the Vesting Date as to all the shares of Restricted Stock. Notwithstanding the foregoing, in the case of a participant who is an officer of the Company at the time of the award, the Committee shall, prior to the beginning of each Award Cycle, establish a formula based on cash flow,
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         operating income, earnings per share, economic value added (EVA), return on assets, total return on equity of the Company, operating margins, cash flow margins, shareholder return, cost control and/or revenue growth measurements over the period of the Award Cycle, which will have to be achieved if the restriction set forth in subparagraph
         (c)(i) above is to terminate as provided in this subparagraph (c)(ii).

                 (iii) If the participant's employment by the Company terminates before the Vesting Date, the restriction set forth in paragraph (c)(i) shall terminate on the date his employment terminates (or, if termination is by reason of death or disability, on such later date as the Committee shall determine but not later than the Vesting
         Date) as to a percentage of the number of shares of Restricted Stock originally awarded (rounded to the nearest whole share) determined as set forth below (and ownership of all shares of Restricted Stock as to which such restriction shall not so terminate shall forthwith revert to the Company):

                          (A) if termination is by reason of death, disability or retirement at Normal Retirement Age (as defined in the Company's Retirement Plan), the percentage determined by dividing (i) the number of full months elapsed from the effective
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                 date of the award to the date of such termination by (ii) the number of full months from such effective date to the end of the Award Cycle (such percentage being hereinafter called the Pro-Rated Percentage);

                          (B) if termination is by reason of retirement prior to Normal Retirement Age (as defined in the Company's Retirement Plan), such percentage (not greater than the Pro-Rated Percentage) as the Committee may in its sole discretion determine;

                          (C) if termination occurs for any other reason (voluntary or involuntary) more than two years from the effective date of the award, such percentage (not greater than the Pro-Rated Percentage) as the Committee may in its sole discretion determine; and

                          (D) if termination occurs for any other reason (voluntary or involuntary) within two years from the effective date of the award, ownership of all the shares of Restricted Stock shall revert to the Company.

                 (iv)  Promptly after the restriction set forth in subparagraph
         (c)(i) shall terminate as to any
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         shares of Restricted Stock, the participant to whom such shares were awarded (or his estate) shall pay to the Company the amount of all Federal, state and local withholding taxes payable on the compensation represented by such shares, and upon receipt of such payment the Company shall deliver to the participant a stock certificate or certificates for such shares.

                 (v) As long as shares of Restricted Stock remain registered in the name of a participant he shall be entitled to all the attributes of ownership of such shares (subject to the restriction on transfer referred to above), including the right to vote such shares and to receive all dividends declared and paid on such shares.

                 (d) All shares of Common Stock issued to recipients of Restricted Stock awards shall be issued from previously issued and outstanding shares held in the Treasury of the Company.

                 (e) The total number of shares of Common Stock that may be awarded as Restricted Stock under the Plan shall not exceed 275,000 shares; provided, however, that effective November 1, 1991, shares which revert to the Company in accordance with paragraph 5(c)(iii) shall be deemed to have been awarded as Restricted Stock for purposes of determining the number of shares of Restricted Stock remaining available to be awarded hereunder.
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6.  Performance Units

                 (a) To each participant designated to receive an award of Performance Units for an Award Cycle there shall be issued a Performance Unit Certificate representing such number of Performance Units with a nominal value of $100 each as the Committee shall determine; provided, however, that the total nominal value of Performance Units awarded to a participant for any Award Cycle shall not exceed 150% of the mid-point of such participant's salary grade at the date of such award.

                 (b) Prior to the beginning of each Award Cycle the Committee shall establish a method for determining the earned value of a Performance Unit at the end of such Award Cycle (hereinafter called the Payout Value) based on performance goals over the period of the Award Cycle related to operating income, cash flow, shareholder return, return on assets, return on equity, operating margins, cost control, economic value added (EVA) and/or revenue growth measurements, which may be in respect of the Company, as a whole, or any business unit thereof; provided, however, that such method shall provide that
(i) no Payout Value may exceed $200 and (ii) the payment of an award of Performance Units to any participant at the end of an Award Cycle shall be the lesser of $4 million or the amount determined by multiplying the Payout Value times the number of Performance Units granted to such participant.
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                 (c)  If a participant's employment by the Company terminates before the end of an Award Cycle for which he was granted Performance Units, after the end of such Award Cycle he shall be entitled to a percentage of the Payout Value of said Performance Units determined as set forth below:

                          (A) if termination is by reason of death, disability or retirement at Normal Retirement Age (as defined in the Company's Retirement Plan), the Pro-Rated Percentage;

                          (B) if termination is by reason of retirement prior to Normal Retirement Age (as defined in the Company's Retirement
         Plan), such percentage (not greater than the Pro-Rated Percentage) as the Committee may in its sole discretion determine;

                          (C) if termination occurs for any other reason (voluntary or involuntary) more than two years after the effective date of the award, such percentage (not greater than the Pro-Rated Percentage) as the Committee may in its sole discretion determine; and

                          (D) if termination occurs for any other reason (voluntary or involuntary) within two years from the effective date of the award, no percentage of the Payout Value shall be paid.

                 (d) As promptly as practicable after the end of each Award Cycle the Payout Value of a Performance Unit awarded at the beginning of such Award Cycle shall be calcu-
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lated and paid in cash to the recipients awarded such Performance Units after deduction of all Federal, state and local withholding taxes payable on the compensation represented thereby.

                 (e) At the end of each Award Cycle the Committee may, in its sole discretion, award to those senior executives of the Company and its subsidiaries who are not officers of the Company and whose performance during such Award Cycle the Committee believes merits special recognition cash bonuses in an aggregate amount not to exceed 10% of the aggregate Payout Value of all Performance Units awarded with respect to such Award Cycle.

7.  Expenses

                 The expenses of administering this Plan shall be borne by the Company.

8.  Adjustments in Class B Common Stock

                 In the event of any change or changes in the outstanding shares of Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization, liquidation or the like, the class and aggregate number of shares that may be awarded as Restricted Stock under the Plan after any such change shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

9.  Amendment

                 The Board of Directors of the Company shall have complete power and authority to amend the Plan, provided,
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however, that the Board of Directors shall not, without the approval of the holders of a majority of the voting stock of the Company entitled to vote thereon, increase either (i) the maximum number of shares of Restricted Stock that may be awarded under the Plan, (ii) the maximum number of shares of Restricted Stock or Performance Units that may be awarded to a participant,
(iii) the maximum Payout Value of a Performance Unit, or (iv) the percentage ceiling on the aggregate amount of bonuses which may be awarded pursuant to paragraph 6(e).